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                   COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

                     SEVERANCE AND NONCOMPETITION AGREEMENT

                  In consideration of the employment of the undersigned ("Employee"), Cognizant Technology Solutions Corporation, including any of its affiliates or direct or indirect subsidiaries (collectively, the "Company"), and as a condition of continued Employment, Employee agrees as follows:

1. Ownership and Non-disclosure of Proprietary Information:

                  The Employee acknowledges that all Proprietary Information, as defined below, is the exclusive property of the Company or the party that disclosed or delivered the same to the Company. Specifically, Employee agrees that all Proprietary Information developed as a direct or indirect result of Employee's efforts during any period of employment with the Company shall be and shall remain the exclusive property of the Company, and the Employee shall have no ownership interest therein. To the extent Employee may have any interest in such developed Proprietary Information, Employee assigns such interest to the Company.

                  To the extent a copyright may be obtained in any Proprietary Information, (i) that copyright shall be considered the property of the Company,
(ii) the Proprietary Information shall be "works made for hire" under the Copyright Act of 1976 (the "Copyright Act"), the copyright for those works shall be the sole property of the Company and the Company shall be the sole author of such works within the meaning of the Copyright Act, (iii) Employee hereby assigns to the Company any of his rights to any such copyrightable material and
(iv) Employee expressly disclaims any and all interest he may have in the works. In the event that the copyright to any work may not be the property of the Company by operation of law, Employee irrevocably assigns to the Company all right, title and interest in the work, including all so-called "moral rights." If the moral rights cannot be assigned under the laws of a country where such rights exist, Employee hereby waives all of his moral rights and consents to any action of the Company that would violate such rights in the absence of such consent.

                  While employed by the Company and for a period of three (3) years thereafter, Employee shall not use or disclose any Proprietary Information, directly or indirectly, except as authorized by the Company in connection with Employee's assigned duties. The foregoing notwithstanding, Employee shall not at any time use or disclose, directly or indirectly, any of the Proprietary Information constituting Trade Secrets of the Company, as defined below, except as authorized by the Company in connection with Employee's assigned duties.

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2. Definitions:

                  "Proprietary Information," as referred to herein, includes all of the following information and material, whether or not reduced to writing and whether or not patentable, that Employee during any period of employment with the Company has access to or develops in whole or in part as a direct or indirect result of such employment or through the use of any of the Company's facilities or resources:

                  (i) application, operating system, communication and other computer software, including, without limitation, all source and object code, flow charts, algorithms, coding sheets, routines, sub-routines, compilers, assemblers, design concepts and related documentation and manuals;

                  (ii) production processes, marketing techniques, purchasing information, fee lists, licensing policies, quoting procedures, financial information, employee names and job descriptions, customer and prospective customer names and requirements, data and other information or material relating to the manner in which any customer, prospective customer or the Company does business;

                  (iii) discoveries, concepts and ideas (including, but not limited to, the nature and results of research and development activities), processes, formulae, techniques, "know-how," designs, drawings and specifications;

                  (iv) any other information or material relating to the business or activities of the Company which is not generally known to others engaged in similar businesses or activities;

                  (v) all inventions and ideas which are derived from or relate to Employee's access to or knowledge of any of the information or material described herein; and

                  (vi) any of the information or material described herein which is the property of any other person or firm which has revealed or delivered such information or material to the Company pursuant to a contractual relationship with the Company or otherwise in the course of the Company's business.

                  "Proprietary Information" shall not include any information or material of the type described herein to the extent that such information or material is or becomes publicly known through no act on Employee's part. "Trade Secrets," as referred herein, include all of the information and material described in paragraphs (i), (iii), (v) and (vi) above. The failure to mark any of the Proprietary Information as confidential shall not affect its status as Proprietary Information or Trade Secrets.

3. Records:

                  All notes, data, reference material, sketches, drawings, memoranda and records in any way relating to any of the Proprietary Information or to the Company's

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business shall belong exclusively to the Company, and at the request of the
Company or, absent such a request, upon the termination of Employee's employment with the Company, Employee agrees to turn over to the Company all such materials and copies thereof in Employee's possession.

4. Injunctive Relief:

                  Employee understands and agrees that the Company shall suffer irreparable harm if Employee breaches any of Employee's obligations under this Agreement and that monetary damages shall be inadequate to compensate the Company for any breach hereof. Accordingly, Employee agrees that, in addition to any other remedies or rights, the Company shall have the right to obtain an injunction to enforce the terms of this Agreement.

5. Prior Employer:

                  Employee represents that Employee's performance as an employee of the Company will not breach any employment agreement nor any agreement to keep in confidence any trade secret or confidential or proprietary information of a former employer. Employee has not brought any trade secrets or confidential or proprietary information of a former employer to the Company. Employee will not disclose nor use in the performance of Employee's work with the Company any trade secrets or confidential or proprietary information without authorization from the former employer.

6. Non-Solicitation:

                  Until one (1) year after the termination of Employee's employment with the Company, Employee will not solicit or otherwise encourage others to leave the Company's employment.

7. Non-Competition:

                  Employee recognizes and acknowledges that his services to the Company are of importance to its continued economic success and growth. In recognition of this fact, and in consideration of the employment by the Company and the salary and other compensation and benefits paid therefor, the Employee agrees that he will not, directly or indirectly, during his period of employment and for a period of one (1) year after any termination of employment, invest in, engage in or be associated with, on the Employee's own behalf or in the service of another, as an employee, consultant, affiliate or otherwise in the ownership or operation of, any enterprise that manufactures or sells any product or service that is competitive with any product or service sold, provided or distributed by the Company on the date hereof or during the Employee's employment in the Territory (as defined below). Notwithstanding the foregoing, the Employee may own less than 1% of the outstanding voting stock of a corporation otherwise coming within the restrictions of the previous sentence, the securities of which are listed on a national securities exchange or are traded in the Nasdaq Stock Market if the Employee does not participate in the management of, perform services for or have any other beneficial interest in, such

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corporation. In the event this covenant is more restrictive than permitted by applicable law, this covenant shall be limited to the extent permitted by law.

                  For purposes of the foregoing, the Territory shall mean the entire world, including, but not limited to, the states of Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin, Wyoming, the District of Columbia, the countries of India and Canada, and the countries within the European Union.

8. Severance Upon Termination Without Cause:

                  In the event that the Employee's employment with the Company is terminated by the Company without Cause (as hereinafter defined), the Employee shall be entitled to receive a severance payment equal to (x) the Employee's then-current base salary for the one-year period commencing on the effective date of such termination without Cause and (y) the Employee's full bonus for the year in which the termination occurs (assuming achievement of 100% of applicable performance targets), payable, in each case, in the same amounts and at the same intervals as the base salary and bonus would have otherwise been paid prior to such termination without Cause.

                  For purposes hereof, the following shall constitute "Cause":
(i) willful malfeasance or willful misconduct by the Employee in connection with his employment, (ii) continuing failure to perform such duties as are requested by the Board of Directors of the Company, (iii) failure by the Employee to observe material policies of the Company applicable to the Employee or (iv) the commission by the Employee of (x) any felony or (y) any misdemeanor involving moral turpitude.

9. Acceleration of Options upon a Change in Control:

                  In the event of a Change in Control (as defined in the Company's Key Employees' Stock Option Plan) of the Company, all options to purchase Class A Common Stock of the Company then held by the Employee shall immediately vest in full without regard to the vesting provisions thereof and shall thereafter be exercisable for the full number of shares of Class A Common Stock subject to such options, subject to all other terms and conditions thereof (other than any vesting provisions).

10. General:

                  This document contains the entire understanding between the Company and the Employee with respect to its subject matter. It may not be extended, varied, modified, supplemented or otherwise changed except by a written agreement signed by both the Employee and the Company. A waiver by the Company of any right or provision under this Agreement shall not operate or be construed as a waiver of such

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right or provision at any other time. If a court finds a portion of this
Agreement unenforceable, such findings shall not affect enforcement of the other portions of this Agreement. Any portion found to be unenforceable shall be construed to be reformed to extend as far as is enforceable. This Agreement shall inure to the benefits of and may be enforced by the successors and assigns of the Company. This agreement is entered into under the laws of the State of New York and shall be governed by the laws of such State, excluding its conflicts of laws rules.

                  I have read, understood and agree to the above terms and conditions.

EMPLOYEE

Signature
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Name:
     ---------------------------------

Date:
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AGREED AND ACCEPTED:

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:
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